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                                                                      EXHIBIT 11



                       COMPUTATION OF PER SHARE EARNINGS




                                                                                  Year Ended February 29/28
                                                                       -------------------------------------------
                                                                          1996            1995             1994
                                                                       -------------------------------------------
PRIMARY
Average shares outstanding                                              15,670,718     16,116,392       17,207,154
Net effect of dilutive stock options based on the
  treasury stock method using average market price                         727,206        638,897        1,211,934
                                                                       -------------------------------------------
        TOTAL                                                           16,397,924     16,755,289       18,419,088
Net Income                                                             $17,259,358    $ 2,533,580      $11,705,501
                                                                       ===========================================
Per Share amount                                                       $      1.05    $      0.15      $      0.64
                                                                       ===========================================
FULLY DILUTED
Average shares outstanding                                              15,670,718     16,116,392       17,207,154
Net effect of dilutive stock options based on the
  treasury stock method using the year end market
  price, if higher than average market price                               870,804        748,133        1,211,934
                                                                       -------------------------------------------
                TOTAL                                                   16,541,522     16,864,525       18,419,088
Net Income                                                             $17,259,358    $ 2,533,580      $11,705,501
                                                                       ===========================================
Per Share amount                                                       $      1.04    $      0.15      $      0.64
                                                                       ===========================================